UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 18, 2008
(Date of First Event Reported)

STARGOLD MINES, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-51197	98-0400208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

1840 Gateway Drive
Suite 200
San Mateo, California 94404
(Address of principal executive offices)

(650) 378-1214
(Registrant's Telephone Number, Including Area Code)

___________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The principal purpose of this Amendment to Stargold Mines, Inc.’s (the “Company’s) Current Report on Form 8-K is to provide the audited financial statements of UniverCompany Limited Liability Company (“UniverCompany”). Pro Forma financial statements of the Company reflecting the acquisition of UniverCompany will be filed by further amendment. In our current report on Form 8-K with an event date of August 27, 2007, we had erroneously reported that the acquisition of UniverCompany had been completed. We thereafter learned that Russian law, with respect to this acquisition, had not been complied with and reported our error in subsequently filed current reports on Forms 8-K and our Form 10-QSB for the period ended September 30, 2007. On March 18, 2008, our Russian counsel advised that according to the laws of the Russian Federation, all requirements had been met for the acquisition of UniverCompany. Therefore, the Company’s acquisition of UniverCompany is now complete.

As used in this Form 8-K/A, references to the “Registrant”, the "Company," "we," "our" or "us" refer to Stargold Mines, Inc. and our subsidiary, UniverCompany Limited Liability Company, a Russian limited liability society, unless the context otherwise indicates.

Section 2 - Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets.

Acquisition of UniverCompany Limited Liability Company

On November 30, 2006, the Company entered into a Stock Purchase Agreement with UniverCompany Limited Liability Company, a Russian limited liability society (“UniverCompany”), and the shareholder of UniverCompany, Evgeny Belchenko (the “UniverCompany Shareholder”) (collectively, the “Univer Agreement”). Pursuant to the Univer Agreement, the Company agreed to purchase from the UniverCompany’s Shareholder 100% of the issued and outstanding shares of common stock of UniverCompany in exchange for 41,000,000 shares of the Company’s common stock. In May 2007, the Univer Agreement was amended to provide that the consideration for the shares of UniverCompany would be 15,000,000 shares of the Company’s common stock, rather than 41,000,000 shares.

On March 18, 2008, our Russian counsel advised that according to the laws of the Russian Federation, all requirements had been met for the acquisition of UniverCompany. As a result of the acquisition, UniverCompany has become a wholly-owned subsidiary of the Company. Evgeny Belchenko currently owns 15,000,000 shares, representing approximately 26.7%, of the Company’s outstanding common stock.

Forward-Looking Statements

This Current Report on Form 8-K/A (the “Report”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future actions or events, future performance, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, business strategies, cost savings and objectives of management. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as that information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. Forward-looking information may be included in this Report or may be incorporated by reference from other documents filed with the Securities and Exchange Commission (the “SEC”) by us. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” and the risks set out below, any of which may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks include, by way of example and not in limitation:

•	risks and uncertainties relating to the interpretation of drill results, the geology, grade and continuity of mineral deposits;
•	results of initial feasibility, pre-feasibility and feasibility studies, and the possibility that future exploration, development or mining results will not be consistent with our expectations;
•	mining and development risks, including risks related to accidents, equipment breakdowns, labor disputes or other unanticipated difficulties with or interruptions in production;
•	the potential for delays in exploration or development activities or the completion of feasibility studies;
•	risks related to the inherent uncertainty of production and cost estimates and the potential for unexpected costs and expenses;
•	risks related to commodity price fluctuations;
•	the uncertainty of profitability based upon our history of losses;
•	risks related to failure to obtain adequate financing on a timely basis and on acceptable terms for our planned exploration and development projects;
•	risks related to environmental regulation and liability;
•	risks that the amounts reserved or allocated for environmental compliance, reclamation, post-closure control measures, monitoring and on-going maintenance may not be sufficient to cover such costs;
•	risks related to tax assessments;
•	political and regulatory risks associated with mining development and exploration, particularly as it relates to operations in Russia;
•	other risks and uncertainties related to our prospects, properties and business strategy;
•	our ability to implement our business plan;
•	our ability to hire and maintain the personnel necessary to operate our business.

The above list is not an exhaustive list of the risk factors that may affect any of our forward-looking statements. These and other factors should be considered carefully and readers should not place undue reliance on our forward-looking statements.

Forward-looking statements are made based on our management’s current expectations, beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. In particular, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Description of Business

Our History

The Company was incorporated under the laws of the State of Nevada on May 21, 2003 under the name Sockeye Seafood Group, Inc. On November 13, 2006, we entered into a Plan and Agreement of Merger with our wholly-owned subsidiary, Stargold Mines, Inc., a Nevada corporation, formed by us on November 8, 2006 for the sole purpose of entering into such merger (the “Subsidiary”). Prior to the merger, the Subsidiary had no assets or liabilities and no previous operating history.

The merger was consummated on November 23, 2006. On that date, the Company filed with the Secretary of State of Nevada Articles of Merger, pursuant to which the Subsidiary merged with and into the Company in accordance with the Plan of Merger. Pursuant to the Articles of Merger, the Company also changed its name from “Sockeye Seafood Group, Inc.” to “Stargold Mines, Inc.”

Simultaneously with the merger, the Company filed with the Secretary of State of Nevada a Certificate of Change, effective as of November 23, 2006, pursuant to which the Company implemented a one for forty (1:40) forward stock split and increased its authorized shares of common stock on a corresponding basis. The number of shares of common stock issued and outstanding prior to the forward split was 2,000,000 shares. After the forward split, the number of shares of common stock issued and outstanding was 80,000,000 shares. The Certificate of Change also increased the number of authorized shares of common stock of the Company on a one for forty (1:40) basis, from 25,000,000 shares, par value $0.001, to 1,000,000,000 shares, par value $0.0001. During the year ended December 31, 2007, we cancelled 40,000,000 shares owned by previous management of the Company.

Since inception, the Company has had an insignificant amount of revenues. Our operations have been limited to general administrative operations. We are considered a development stage company in accordance with Statement of Financial Accounting Standards No. 7.

UniverCompany was formed under the laws of the Russian Federation on April 21, 2003.

Our Business

Through our acquisition of UniverCompany, we intend to engage in the exploration, development and extraction of natural resources from certain properties to which UniverCompany has ownership rights pursuant to Russian law. UniverCompany’s General Director is Evgeny Belchenko.

Mr. Belchenko is an accomplished Russian mining engineer. In 1977, he obtained a Bachelor's Degree in mountain engineering from Moscow State Mountain Institute and in 2005 earned a Ph.D in engineering science from St. Petersburg State Polytechnic Institute. Mr. Belchenko is a full member of the International Mining Academy (MAI). Over the last 20 years, Mr. Belchenko has participated in expert valuations and estimates of mining enterprises in the Russian Federation, South Africa, Zimbabwe, Namibia, Mozambique, Zambia, Australia, Angola and Mongolia. He has served as a director for Bilibinskiy Mining Processing and Industrial Works and was a founder of the Republic of Buryatiya Precious/Rare Earth Metals development project that performs mineral exploration projects throughout Buryatiya and Chita.

In conjunction with Canadian-based mining firm Knelson Gravity Solutions, Mr. Belchenko developed and introduced a series of gravity-based concentrators now known universally as "Knelson Concentrators." They are primarily used for fine gold and other precious metal recovery and the Company believes that it is among the most efficient metals recovery platforms in the world.

Mr. Belchenko is on the faculty at Moscow State Mountain Institute and has authored two books: Gold of the Russian Interior (Moscow, 2000) and Physical Processes For Mining Minerals In Permafrost (Moscow State Mountain University, Moscow, 2000). He has also has received numerous awards in his career, including the State Medal "For merits Before The Fatherland" and was the winner of the gold medal for "The Miner Of Russia."

Accordingly, through UniverCompany and with Mr. Belchenko’s experience, we plan to engage in the extraction of precious metals, such as gold and silver; and scarce resources, including copper, lead, tin and scandium, from raw and partially processed material from a mine (“tailings”). Pursuant to a Purchase and Sale Agreement No. Yuv/ZGP, dated November 5, 2006, as amended on December 1, 2006 (collectively “the Nerchinskiye Agreement”), UniverCompany obtained the rights to extract metals from two consignments of tailings, aggregating 254,906 tons, from the Nerchinskiye Rudniki mining dump (the “Nerchinskiye Dump”) from Mining Corporation Zabaikalgeoprom Limited Liability Company, a Russian entity (the “Seller”).

The Nerchinkiye Agreement provides that 133,271 tons of tailings from the Nerchinkiye Dump were to be delivered on or before December 31, 2006 (the “First Consignment”). In exchange, UniverCompany would pay the Seller 10,000,000 rubles (approximately $392,000) on or before December 31, 2007, that has not been paid to date, and December 31, 2008, respectively. The balance of 672,729,331 rubles (approximately $26,189,486) for the First Consignment would be paid in equal monthly installments between 2009 and 2012. The above referenced payments commence, if, and when, minerals are successfully extracted. If UniverCompany is unable to implement, develop, or acquire an extraction method and begin extracting metals from the Nerchinkiye Dump, it is entitled to cancel the Nerchinkiye Agreement. Although UniverCompany is deemed to be the owner of the Nerchinkiye Dump, if UniverCompany begins extraction of the Dump and does not make the payments described above, the Seller may terminate the Nerchinkiye Agreement and claim the property back from UniverCompany.

The Nerchinkiye Agreement provides for the transfer of the balance of an additional 121,635 tons of tailings (the “Second Consignment”). The Second Consignment is to be delivered to UniverCompany, provided that UniverCompany requests this consignment by December 30, 2008, provided, however, that UniverCompany is under no obligation to do so. If UniverCompany requests the Second Consignment, 632,270,669 rubles (approximately $24,614,422) must be paid in equal monthly installments between 2009 and 2012.

If we obtain sufficient financing, additional projects will be focused on the exploration and appraisal of placer (sand or gravel that contains minerals of value) and ore deposits suitable for the processing and extraction of precious metals such as gold and silver; and scarce resources, including copper, lead, tin and scandium.

UniverCompany also has a contractual option to purchase up to an 80% ownership of Rudkaralon LLC, a Russian limited liability company that owns the rights to exploit minerals in a region called Rudkaralon. To obtain such interests, payments must be made to the individual shareholders of Rudkaralon LLC in an aggregate amount of approximately $3,325,000. Although
UniverCompany paid $700,000_for approximately 17.5% of the shares of Rudkaralon LLC. the payment made by UniverCompany constitutes only a partial payment to these shareholders for the shares they own and under the terms of the agreement, said shareholders will not fully transfer any ownership shares of Rudkaralon LLC until paid in full. If UniverCompany does not make its payments in a timely manner, the shareholders of Rudkaralon will be entitled by the Russian Civil Code to seek the termination of the agreement. Additionally, the shareholders of Rudkaralon LLC have advised that they are seeking other purchasers and indicated the $700,000 would be returned.

We are continually engaged in the process of raising money and allocating the proceeds between the Company’s current contractual obligations, administrative needs, desired exploration projects, and acquisition of new assets. As a result of the foregoing, the primary measures of the Company’s performance for any given period lies in the amount of money it was able to raise, the amount of exploration it was able to undertake and the results of those exploration efforts.

The mineral resource business generally consists of three stages: exploration, development and production. Mineral resource companies that are in the exploration stage have not yet found mineral resources in commercially exploitable quantities, and are engaged in exploring land in an effort to discover them. Mineral resource companies that have located a mineral resource in commercially exploitable quantities and are preparing to extract that resource are in the development stage, while those engaged in the extraction of a known mineral resource are in the production stage. Our company is currently in the exploration stage.

The mineral exploration, development, and production industry is highly competitive. We compete with other exploration companies looking for mineral resources in Russia. We are one of the smaller exploration companies presently active.

To date, we have not completed the acquisition of a land-based mineral property as evidenced by a deed (the Nerchinskie mineral property is a Dump being housed in a storage facility not owned by StarGold Mines, Inc. or UniverCompany) and there is no guarantee that we will do so at any point. We intend to raise the funds necessary to acquire the rights to exploit the Rudkaralon property and explore this property with a goal of developing and extracting any mineral deposits we discover or selling or otherwise assigning the rights to do so.

Description of Property

Our principal executive offices are currently located at 1840 Gateway Drive, Suite 200, San Mateo, CA 94404 USA. We lease these premises at a cost of $190 per month from HQ Office Headquarters. The lease is a month to month lease. UniverCompany has offices located at 73 Volokolamskoe Highway, Russian Federation 125424.

Location and Access

Nerchinskiye Dump

The “Nerchinskiye Dump” is being held at the Artel Strarateley Soyuz Open Joint-Stock Company, a storage/depository facility in Balei, located in Russia in a region of Far Eastern Siberia called Chita.

The Nerchinskiye Dump includes post-enrichment dumps (also called industrial heaps) from the Nerchinks Polymetal Combine, a now-defunct company that specialized in zinc and lead mining. The Nerchinskiye Dump contains industrial heaps comprised of mineral raw materials that include ores, drudge (the inferior portions of previously processed ore), and waste from the Nerchinsk Polymetal Combine formerly operated under the former USSR’s National Ore Mining and Concentrating program (the “GOK System”). The planned economy before the dissolution of the USSR allowed inefficient money-losing mining companies to function. When the country moved to a market economy, the GOK System proved unviable because mineral deposits were mined inefficiently: only 1-2 components were mined, (tin, lead and others), while other elements, in the form of ore, would accumulate in the wastes, and some ores would even be considered drudge. When these companies were shut down, large heaps of wastes were left behind. With the use of modern mining technologies, these heaps may constitute valuable mineral raw material for extraction of precious and rare-earth metals.

The tailings that comprise the dump resulting from the mining operations at the former Nerchinsk Polymetal Plant have been placed into storage above ground while awaiting processing. The Company believes that the Nerchinskie tailings contain significant raw materials within the complex agglomerate ore. Further commodities present include gold, silver, zinc, copper and lead.

The Company’s plan is to process the tailings of the Nerchinskie Dump using modern mining techniques like “flotation” whereby crushed material is put into a liquid with a density that lies between the density of the ore mineral and the density of the gangue minerals, “coating” whereby crushed material is put into a solvent, and “hydro-metallurgy” where minerals are granulated and sorted through sieves using water.

Work on the extraction of the minerals located in the Nerchinskie Dump will begin approximately one year after necessary funding is acquired to purchase the necessary equipment to begin the process and secure agreements with the firms that operate that machinery.

Employees

Stargold Mines, Inc. currently has 1 full time employee. UniverCompany has 3 full time employees.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in evaluating our company and its business before investing in our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

Risks Associated With Mining

In order for the tailings of the Nerchinskie Dump to be profitably exploited, the desirable minerals and ores must be separated from all of the other minerals in the ore. This leaves a concentrate that is richer in the desired mineral or metal. There are many techniques available for separation and concentration of minerals. We plan to primarily use three techniques: The “Coating method,” whereby crushed materials are put into a solvent that causes mineral ore to dissolve, creating a mineral rich solution; “Flotation,” whereby crushed material is put into a liquid with a density that lies between the density of the ore mineral and the density of the gangue minerals; and “Hydro-metallurgy,” also called the “Fracture Properties Method.” whereby ore minerals are passed through specially designed sieves or filters to separate the ore minerals from the gangue (unwanted materials) by particle size.

If we are unable to successfully implement, acquire, or develop a profitable extraction program using the methods listed above to profitably extract rare earth minerals and precious metals from the Nerchinkiye Dump, monies spent on the attempted exploitation of the Nerchinskie Dump will be lost and the pro-forma, as it is presented in this report, will need to be restated.  Further, failure to extract rare earth minerals and precious metals from the Nerchinskie Dump may require the Company to raise additional funds to continue its operations.

 Failure to Meet Rudkaralon Contract Obligations.

We have not met our contractual obligations to the sellers of Rudkaralon. To date, UniverCompany has paid $700,000 for approximately 17.5% of the shares of Rudkaralon with an approximate $2,545,000 balance. Without a controlling interest in the property, there may be difficulty gaining support from other shareholders for the extraction of minerals from mining sites (if suitable economically viable mining sites are ever discovered).

Remote Likelihood of Finding a Mineral Reserve.

A mineral reserve is defined by the SEC in its Industry Guide 7 (which can be viewed over the Internet at http://www.sec.gov/divisions/corpfin/forms/industry.htm#secguide7) as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. The probability of an individual prospect ever having a "reserve" that meets the requirements of the SEC's Industry Guide 7 is extremely remote. Mining is a highly speculative industry whereby funds spent on exploring must uncover commercially significant quantities of precious metals and minerals extractable with the funds Company has on hand or can raise.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the resource to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices. Many of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral resource unprofitable.

Both mineral exploration and extraction require permits from various foreign, federal, state, provincial and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. The Russian Federation’s current regulations lack flexibility for subsoil license holders and could get worse in time, causing potential difficulties for foreign investors when they seek licenses and permits to expand operations. Therefore. there can be no assurance that we will be able to obtain the permits required for the continued exploration of mineral properties or for the construction and operation of a mine on properties at economically viable costs. If we cannot accomplish these objectives, our business could fail.

We believe that we are in compliance with all material laws and regulations that currently apply to our activities but there can be no assurance that we can continue to do so. Current laws and regulations could be amended and we might not be able to comply with them, as amended. Further, there can be no assurance that we will be able to obtain or maintain all permits necessary for our future operations, or that we will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned exploration or development of our mineral properties.

If we establish the existence of a mineral resource in a commercially exploitable quantity, we will require additional capital in order to develop the property into a producing mine. If we cannot raise this additional capital, we will not be able to exploit the resource, and our business could fail.

If we do discover mineral resources in commercially exploitable quantities, we will be required to expend substantial sums of money to establish the extent of the resource, develop processes to extract it and develop extraction and processing facilities and infrastructure. Although we may derive substantial benefits from the discovery of a major deposit, there can be no assurance that such a resource will be large enough to justify commercial operations, nor can there be any assurance that we will be able to raise the funds required for development on a timely basis. If we cannot raise the necessary capital or complete the necessary facilities and infrastructure, our business may fail.

Mineral exploration and development is subject to extraordinary operating risks. We do not currently insure against these risks. In the event of a cave-in or similar occurrence, our liability may exceed our resources, which would have an adverse impact on our company.

Mineral exploration, development and production involves many risks which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Our operations will be subject to all the hazards and risks inherent in the exploration, development and production of resources, including liability for pollution, cave-ins or similar hazards against which we cannot insure or against which we may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment. We do not currently maintain any insurance coverage against these operating hazards. The payment of any liabilities that arise from any such occurrence would have a material, adverse impact on our Company.

Mineral prices are subject to dramatic and unpredictable fluctuations.

We expect to derive revenues, if any, from the extraction and sale of precious and base metals such as gold, silver and copper. The price of those commodities has fluctuated widely in recent years, and is affected by numerous factors beyond our control including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors on the price of base and precious metals, and, therefore, the economic viability of any of our exploration projects, cannot accurately be predicted.

The mining industry is highly competitive and there is no assurance that we will continue to be successful in acquiring mineral claims. If we cannot continue to acquire properties to explore for mineral resources, we may be required to reduce or cease operations.

The mineral exploration, development, and production industry is largely unintegrated. We compete with other exploration companies looking for mineral resource properties. While we compete with other exploration companies in the effort to locate and license mineral resource properties, we will not compete with them for the removal or sales of mineral products from our properties if we should eventually discover the presence of them in quantities sufficient to make production economically feasible. Readily available markets exist worldwide for the sale of gold and other mineral products. Therefore, we will likely be able to sell any gold or mineral products that we identify and produce.

We compete with many companies possessing greater financial resources and technical facilities. This competition could adversely affect our ability to acquire suitable prospects for exploration in the future. Accordingly, there can be no assurance that we will acquire any interest in additional mineral resource properties that might yield reserves or result in commercial mining operations.

Risks associated with our business

If our business strategy is not successful, we may not be able to continue operations as a going concern and our stockholders may lose their entire investment in us.

As discussed in the Notes to Financial Statements included in this Report, UniverCompany had no revenue and reported a comprehensive loss of $1,893,000 during its Fiscal 2007. These factors raise substantial doubt that we will be able to continue operations as a going concern. UniverCompany’s independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period of January 1 to December 31, 2007. Their and the Company’s ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. In addition, we are subject to interest payments to the stockholders of Rudkaralon in the amount of 36.5% per annum should the Company be able to acquire the remaining available 63% interest in Rudkaralon. Our business strategy may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

Our limited operating history makes it difficult to evaluate our future prospects.

We have just consummated the acquisition of UniverCompany. Accordingly, we have no previous experience in the business of exploring mineral resource properties. As a result, we have never had any revenues from mining operations. In addition, our operating history has been restricted to the acquisition and exploitation of the mining dump currently owned by UniverCompany and this does not provide a meaningful basis for an evaluation of our prospects if we determine that we have a mineral reserve. Prior to performing the necessary exploration work, we have no way to evaluate the likelihood of whether our mineral property contains any mineral reserve or to determine if we will be able to build or operate a mine successfully. Our prospects are subject to risks and uncertainties frequently encountered by start-up companies in new and rapidly evolving markets such as the mineral resources market.

We have a history of losses and anticipate continued losses, and we may be unable to achieve profitability.

We have never been profitable and expect to continue to incur operating losses on both a quarterly and annual basis for at least the end of the fiscal year ended December 31, 2008. We may be unable to achieve profitability in the future.

We anticipate that we will continue to incur operating costs without realizing any revenues during the period when we are exploring our properties. During the twelve months ending March 31, 2009, we expect to spend approximately $11,528,000 on the maintenance and exploration of our mineral properties and the operation of our company. We therefore expect to continue to incur significant losses into the foreseeable future. We recognize that if we are unable to raise funds or generate significant revenues from mining operations and any dispositions of our properties, we will not be able to earn profits or continue operations. At this early stage of our operation, we also expect to face the risks, uncertainties, expenses and difficulties frequently encountered by companies at the start up stage of their business development. We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so could have a material adverse effect on our financial condition. There is no history upon which to base any assumption as to the likelihood that we will prove successful and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. As a result, we will need to generate significant revenues to achieve profitability. We cannot assure you that revenues will grow in the future or that we will achieve sufficient revenues for profitability. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations, our business would be severely harmed.

We have no known commercially viable ore reserves and we may not find any mineral resources or, if we find mineral resources, the deposits may be uneconomic or production from those deposits may not be profitable.

We have not established that the Nerchinskie Dump contains mineral reserves that may be extracted for commercial profit. If we do not, our business will fail. We have no known ore reserves and we may not find any mineral resources on the Rudkaralon sites if we are able to acquire Rudkaralon. Even if we find mineral substances, it may not be economically feasible to recover them, or to make a profit in doing so. If we cannot find mineral resources, or if it is not economically viable to recover the mineral resources, we will have to cease operations.

If we do not raise enough money for exploration, we will have to delay exploration or go out of business.

We are in the very early exploration stage on our properties and we need additional financing before we are able to continue our exploration efforts. We have not generated any revenue from operations since our incorporation and we anticipate that we will continue to incur operating expenses without revenues unless and until we are able to identify a mineral resource in a commercially exploitable quantity on one or more of our mineral properties and we build and operate a mine. We have not made any arrangements for financing and we may be unable to raise financing. If we are not able to raise any financing we will have to delay our exploration or go out of business. As we cannot assure a lender that we will be able to successfully explore and develop our mineral properties, we will probably find it difficult to raise debt financing from traditional lending sources. We have traditionally raised our operating capital from sales of equity and debt securities, but there can be no assurance that we will continue to be able to do so. If we cannot raise the money that we need to continue exploration of our mineral properties, we may be forced to delay, scale back, or eliminate our exploration activities. If any of these were to occur, there is a substantial risk that our business would fail.

As of December 31, 2007, UniverCompany had $69,000 in cash and equivalents and incurred a comprehensive loss of $1,893,000 for the period January 1, 2007 to December 31, 2007.  We estimate our average monthly operating expenses to be approximately $10,000 per month, not including exploration, general and administrative expenses. Once we commence exploration activities, we will require approximately $833,000 per month. As a result, we believe that if we are to commence exploration and extraction activities that we will have to raise additional funds to meet our currently budgeted operating requirements for the next 12 months.

We may not have access to all of the supplies and materials we need to begin exploration that could cause us to delay or suspend operations.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as explosives, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate, or negotiate with, any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after our funding requirements are complete. If we cannot find the funds and products and equipment we need, we will have to suspend our exploration plans until we do find the funds and products and equipment we need.

We do not have enough money to complete our exploration and consequently may have to cease or suspend our operations unless we are able to raise additional financing.

We are in the very early exploration stage on each of our properties and we need additional financing before we are able to continue our exploration efforts. Because we are conducting exploration on undeveloped projects, we do not know how much we will have to spend to find out if there is mineralized material on our property. If we are unable to find exploration partners to venture with to complete our exploration programs on our properties, we will need to raise additional funds from a public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and cannot raise it, we will have to suspend or cease operations.

We face intense competition in the mineral resources market and we cannot assure you that we will be able to compete successfully.

The mineral resources market is a well rapidly evolving and intensely competitive marketplace, and we expect competition to intensify in the future. Barriers to entry are minimal, and the Russian economy is flourishing which could allow more competitors to enter the mining business. Our business could be severely harmed if we are not able to compete successfully against current or future competitors. Although we believe that there may be opportunities for several providers of products, a single provider could end up dominating the market.

Decreases in prices of precious metals would reduce our revenues.

The profitability of precious metals mining operations (and thus the value of our properties) is directly related to the market price of precious metals. The market price of various precious metals fluctuates widely and is affected by numerous factors beyond the control of any mining company. These factors include industrial and jewelry fabrication demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar and other currencies, interest rates, gold sales and loans by central banks, forward sales by gold producers, global or regional political, economic or banking crises, and a number of other factors. If the market price of precious metals should drop, any revenues that we may have would also drop. In addition, if the gold price drops dramatically, we might not be able to recover our investment in properties. The selections of a property for exploration or development, the determination to construct a mine and place it into production, and the dedication of funds necessary to achieve such purposes are decisions that must be made long before the first revenues from production will be received. Price fluctuations between the time that such decisions are made and the commencement of production can have a material adverse effect on the economics of a mine, and can eliminate or have a material adverse impact on the value of our properties or interests.

 Our possible revenues are subject to operational risks of the mining industry.

Our financial results will be subject to all of the hazards and risks normally associated with developing and operating mining properties. These risks include, but are not limited to:

•	insufficient ore reserves;
•	fluctuations in production costs that may make mining of ore uneconomic;
•	declines in the price of gold;
•	significant environmental and other regulatory restrictions;
•	labor disputes;
•	geological problems;
•	pit walls or tailings dam failures;
•	natural catastrophes such as floods or earthquakes;
•	political risks associated with operations in developing countries; and
•	the risk of injury to persons, property or the environment.

The mining industry is subject to significant environmental risks

Mining is subject to potential risks and liabilities associated with pollution of the environment and the disposal of waste products occurring as a result of mineral exploration and production. Laws and regulations in the United States and abroad intended to ensure the protection of the environment are constantly changing and generally are becoming more restrictive and costly. The Russian Federation is working internally and with the Organization for Economic Cooperation and Development (“OECD”) to develop systems to integrate environmental concerns into its economic reform process. In the last five years, government agencies have been set up at the national and sub-national level for environmental policy design, regulation and compliance. Laws establishing liability for environmental accidents are now in place. Insurance against environmental risks (including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production) is not generally available to the companies within the mining industry, such as the operators of the mines in which we hold a royalty interest, at a reasonable price. If an operator is forced to incur significant costs to comply with environmental regulations, or becomes subject to environmental restrictions that limit its ability to continue or expand operations, it could reduce our royalty revenues. To the extent that we become subject to environmental liabilities for the time period during which we were operating properties, the satisfaction of any liabilities would reduce funds otherwise available to us and could have a material adverse effect on our financial condition and results of operations.

Risks related to doing business in Russia

Our sales and operations are subject to greater risks associated with doing business in foreign countries.

 Potential Foreign operations may pose greater risks than business in the United States. In some countries there is increased chance for economic, legal or political changes. Foreign operations may be sensitive to changes in a foreign government’s national priorities and budgets. International transactions can involve increased financial and legal risks arising from foreign exchange-rate variability and differing legal systems. An unfavorable event or trend in any one or more of these factors could adversely affect our revenues and earnings.

We believe that the Russian Federation’s current legislation does not adequately regulate the transfer of subsoil use rights. The current system is highly bureaucratic and mistakes could lead to invalidation of licenses regardless of how much money has been invested by an operator. Under current legislative and administrative procedures in the Russian Federation, discovering a commercially viable deposit does not ensure that an operator will obtain the right to the development of a mine.

Risks associated with our common stock

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC Bulletin Board. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like FINRA (NASDAQ) or national stock exchanges. Accordingly, shareholders may have difficulty reselling any of the shares.

Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty in reselling your shares and may cause the price of the shares to decline.

Our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the “penny stock” rules promulgated by the SEC, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Trading in our common shares on the OTC Bulletin Board is limited and sporadic, and fluctuations in the trading price of our common stock could make it difficult for our shareholders to sell their shares or liquidate their investments

Our common shares are currently listed for public trading on the OTC Bulletin Board. The trading price of our common shares has been subject to wide fluctuations. Trading prices of our common shares may fluctuate in response to variations in quarterly results of operations, the gain or loss of significant customers, changes in earning estimates by analysts, announcements of new mining sites or reserves by us or our competitors, general economic conditions and other events or factors, many of which are beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with no current business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our common shares will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common shares, regardless of our operating performance.

In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management’s attention and resources.

Investors’ interests in our company will be diluted and investors may suffer dilution in their net book value per share if we issue additional shares or raise funds through the sale of equity securities

Our Articles of Incorporation authorize the issuance of 1,000,000,000 shares of common stock. In the event that we are required to issue any additional shares or enter into private placements to raise financing through the sale of equity securities, investors’ interests in our company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. If we issue any such additional shares, such issuances also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change in our control.

Management's Discussion and Analysis or Plan of Operation

Plan of Operation.

As of the date of this Report, neither the Company nor UniverCompany had any revenues. Over the next twelve months, we intend to engage in the exploitation of the Nerchinskie Dump, raise the funds necessary to acquire mining sites and to begin exploration and possible limited exploitation of Rudkaralon ore sites and to seek out and possibly acquire other ore sites containing precious metals, placer, or other high value minerals.

We anticipate that we will require approximately $11,428,000 for the 12 months ending March 31, 2009 to fund our plans with respect to commencing the exploitation of the Nerchinskie Dump, the purchase of necessary machinery and equipment to explore mining sites and to haul and process raw materials from Nerchinskie. Additional funds will be used for performing due diligence, including extensive geologic testing to determine the potential viability of other sites and other properties being considered for acquisition, general operating expenses, and to start exploration and limited exploitation of sites (if acquired). In some cases, exploration will be performed to establish reserves for exploitation by the Company or to assist in the sale of our claims to third parties.. Depending on the time it takes to raise necessary funds, we may need approximately $5,000,000 (including interest fees for late payments) to purchase an additional 63% interest in Rudkaralon that is available; note, an annual interest rate of 36.5% will be due for each block of available shares of Rudkaralon that the Company decides to purchase. This means that any delays in raising the necessary funds to complete the acquisition of Rudkaralon would raise the price considerably.

The Company intends to finance its operations by way of equity private placement.
The following discussion focuses on our property, our goals regarding that property for the next 12 months and how we intend to accomplish our goals.

We have projected a budget of US $11,428,000:

Budget	Total US$
Prospecting - Mapping, geochemical sampling, due diligence of potential acquisition targets	2, 458, 000
Construction	400,000
Payment for mining sites	5, 000, 000
Purchase of deposits	450, 000
Material - technical expenses	80, 000
Machines and equipment	2, 003, 000
Other expenses	600, 000
Administrative-and-managerial expenses	437000
Total cost	11, 428, 000

We intend to finance our activities via brokered or non-brokered private placements during the next twelve months. The amount and conditions precedent to such fund-raising are presently under consideration.

Financial Condition, Liquidity and Capital Resources

Going Concern Consideration

Both UniverCompany and the Company have historically incurred losses since inception. For the fiscal year ended December 31, 2007, UniverCompany, by itself, incurred a comprehensive loss of $1,893,000. We will require additional working capital to develop our business operations. We intend to raise additional working capital through private placements, public offerings and/or bank financing, although we do not currently have any arrangements in place to effect any such financing and there can be no assurance that we will be able to raise the funds required.

Due to the uncertainty of UniverCompany’s ability to meet the operating expenses and the capital expenses noted above, in their report on the annual financial statements for the year ended December 31, 2007, UniverCompany’s independent auditors included an explanatory paragraph regarding concerns about their ability to continue as a going concern. UniverCompany’s financial statements contained additional note disclosures describing the circumstances that lead to this disclosure by UniverCompany’s independent auditors.

The continuation of our business is dependent upon obtaining further financing and achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current or future stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to us. If adequate working capital is not available we may not increase our operations.

These conditions raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should we be unable to continue as a going concern.

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement No. 123(R) (revised 2004). In addition, in March 2005 the SEC issued Staff Accounting Bulletin Topic 14,“Share-Based Payment” (SAB 107) which provides interpretations regarding the interaction between FAS 123(R) and certain SEC rules and regulations and provided the staff’s views regarding the valuation of share-based payment arrangements for public companies. FAS 123(R) focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions, including stock option awards. FAS 123(R) revises FASB Statement No. 123, “ Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25. FAS 123(R) will require us to measure the cost of employee services received in exchange for stock option awards based on the grant date fair value of such awards. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award, which is usually the vesting period. We will report such costs as part of our general and administrative expenses. On April 14, 2005, the SEC announced amended compliance dates for SFAS 123(R). The SEC previously required companies to adopt this standard no later than July 1, 2005, but the new rules now require us to adopt FAS  123(R) as of the beginning of the first annual reporting period that begins after December 15, 2005, which is our fiscal year ended December 31, 2006. Currently, the cumulative effect of initially applying FAS 123(R) has not been determined and is subject to change depending on future events.

Critical Accounting Policies

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”). Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financials.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We consider all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Financial Instruments

The fair values of accounts payable, accrued liabilities and amounts due to a related party were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

Financial Condition and Results of Operation

For the year ended December 31, 2007, the Company and UniverCompany had minimal business operations and sustained losses. Our operating expenses consist primarily of administrative costs. The Company used consulting resources to help develop strategy, screen and recruit a key executive, and complete the acquisition of UniverCompany.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements or contractual or commercial commitments.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding common stock beneficially owned on the date of this filing for (i) each shareholder known by us to be the beneficial owner of five (5%) percent or more of our issued and outstanding Common Stock, (ii) the executive officer and director and (iii) all executive officers and directors as a group. As of March 31, 2008, there were 56,219,311 shares of our common stock issued and outstanding.

Name and Address	Amount and Nature of
of Beneficial Owner	Beneficial Ownership	Percent of Class

Evgeny Belchenko (1)	15,000,000	26.7%

Marcus Segal (2) (3)	0	*
2643 20th Street
San Francisco, CA 94110

F. Bryson Farrill (2) (3)	0	*

Keith C. Minty (2) (3)	0	*

as a Group (3 persons)

* Denotes less than one (1%).

(1)	The address for Mr. Belchenko is Leninsk Prospect 6, Str 7, Suite 15-20, Moscow, 11991.

(2)	The address for each of the above identified executive officers and directors is c/o Stargold Mines, Inc., 1840 Gateway Drive, Suite 200, San Mateo, California 94404.

(3)	Mr. Segal is the President, Chief Executive Officer, Chief Financial Officer and a Director of the Company. Messrs. Farrill and Minty are Directors.

The persons named above, who are the only officers, directors and principal shareholders, may be deemed to be parents and promoters, within the meaning of such terms under the Securities Act, by virtue of their direct securities holdings. In general, a person is considered a beneficial owner of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose of such security. A person is also considered to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within (60) days.

There are currently no options, warrants, rights or other securities conversion privileges granted to our officers, directors or beneficial owners . We do plan to issue stock grants to our officer and directors in the near term.

Changes in Control

Other than the issuance of 15,000,000 shares, representing approximately 26.7% of the Company’s outstanding common stock, to Mr. Evgeny Belchenko as described above, there are no arrangements known to us, the operation of which may at a subsequent date result in a change of control of our Company.

Directors, Executive Officers, Promoters and Control Persons;
Compliance with Section 16(a) of the Exchange Act

The following table sets forth the names, positions and ages of our executive officers and directors. All directors hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board of Directors.

Name	Age	Position(s)	Period Serving

Marcus Segal	37	President, CEO,	Since November 2006
		CFO and Director
F. Bryson Farrill	79	Director	Since September 2007
Keith C. Minty	52	Director	Since September 2007

The following biographies are based upon information supplied by each of the above named persons to the Company.

Mr. Segal currently serves as Vice President of Operations and Acting CFO for Vindicia Inc, a technology company specializing in credit card fraud prevention and is a Director of Star Energy Corporation, an oil and gas company. Prior to joining Vindicia, Mr. Segal served as Vice President of Operations at EMusic.com, a leading Internet-based music subscription service, where he was responsible for the HR, Production, Customer Service, Royalty Administration, and Business Affairs departments of eMusic through the Company's acquisition by Vivendi/Universal's Universal Music Group in 2002. Prior to EMusic, Mr. Segal served as the Executive in Charge of Production/COO for The Documedia Group, an award-winning documentary production company based in Los Angeles. His projects included the 52-hour Sworn to Secrecy series for The History Channel and The Last Days of WWII for the A&E Network, for which he was nominated for an Emmy. Mr. Segal holds an MBA from Pepperdine University's Graziadio School of Business, was named a National Journalism Center Fellow in 1996, and received a BA in English Literature from the University of California at Santa Barbara.

F. Bryson Farrill. He has been in the securities industry for more than 30 years. Mr. Farrill has held various senior positions, including that of President and Chairman of McLeod, Young, Weir International, an investment dealer in Toronto, Canada. He was also the Chairman of Scotia McLeod (USA) Inc. for eleven years. Since 1997 to date, he has also been a director of Homelife, Inc.

Keith C. Minty. From 1997 to 2002, he was the President and CEO of North American Palladium Ltd., a platinum group metal resource company. In 2003 and 2004, Mr. Minty was the President and Chief Executive Officer of Crow Flight Minerals Inc. and Bear Tooth Platinum Corporation, then distressed public resource companies. From 2004 until 2006, he was the South African Country Manager for Hunter Dickinson Inc., a precious metals resource company. In 2006, Mr. Minty was the President and Chief Operating Officer of St. Andrews Goldfields in Toronto, Canada, a gold mining company. Also, he has been an independent consultant to companies engaged in the development of precious metal resources.

The above named executive officers and directors are our only officers, directors and promoters. Each of them and Mr. Belchenko are our only control persons. There are no family relationships between our directors and officers.

Involvement in Legal Proceedings

To the best of our knowledge, during the past five years, neither of our directors or executive officers were involved in one of the following:

(1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee

We do not currently have an Audit Committee. In addition to not having an Audit Committee, we do not have an Audit Committee financial expert. It has been exceedingly difficult for us to attract an independent member to our Board of Directors, who would qualify as an Audit Committee financial expert, to serve as a member of the Audit Committee of our Board of Directors. We plan to form an Audit Committee consisting of two or more independent members of our Board of Directors, at least one of whom will qualify as an Audit Committee financial expert under the rules and regulations of the SEC, once we are able to identify and attract a satisfactory candidate. In the meantime, our current Board of Directors intends to satisfy the duties of the committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the SEC initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To the best of our knowledge, during the year ended December 31, 2007, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except Mr. F. Bryson Farrill became a director of the Company on September 21, 2007 but did not file his Form 3 until October 11, 2007, approximately 7 business days late. In making these disclosures, we have relied solely on a review of the copies of such reports furnished to us and written representations by our directors, executive officers and greater than ten percent stockholders.

Code of Ethics

Our board of directors has not adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees.

Executive Compensation

Marcus Segal, our Chief Executive Officer, is currently compensated at a rate of $80,000 per year commencing in January 2007. The current directors (except for Mr. Segal) receive $1,000 per month for their services and we will reimburse them for reasonable out-of-pocket expenses.

SUMMARY COMPENSATION TABLE

Compensation		Annual Compensation			Long-Term
				Other	Awards
Name and				Annual	Payouts
Position(s)	Year	Salary	Bonus	Comp.
Marcus Segal	2007	$80,000	$-	$-	$-
President and CEO	2006

Sheldon Goldberg*	2006	-	-	-	-
President and CEO	2005	-	-	-	-

David F. Knapfel*	2006	-	-	-	-
VP, Treasurer,	2005	-	-	-	-
Principal
Accounting Officer
and Secretary

*On November 7, 2006, Sheldon Goldberg resigned from his positions as director, President, and Chief Executive Officer, effective as of such date. On the same date, David F. Knapfel resigned from his positions as director, Vice President, Treasurer, Chief Financial Officer, Secretary, and Principal Accounting Officer.

On November 7, 2006, the Board of Directors of the Registrant appointed Marcus Segal as a director and as the Chief Executive Officer, Chief Financial Officer, Secretary, and Principal Accounting Officer of the Registrant, effective immediately.

Employment Agreements

The Company’s sole officer is paid a salary of $80,000 per year. We do not have any pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future and plan to issue stock grants in the near future. There are presently no personal benefits available to directors, officers or employees.

Certain Relationships and Related Transactions

On March 18, 2008, we completed the purchase of UniverCompany from Mr. Belchenko in consideration for 15,000,000 million shares of our common stock.

We do not have any other related party transactions and have not yet formulated a policy for the resolution of any related transaction conflicts, should they arise.

Market for Our Common Stock and Related Matter

Our common stock has been quoted on the OTC Bulletin Board under the symbol "SGDM.OB" since approximately October 23,  2006. The following table sets forth the range of quarterly high and low prices of the common stock as reported on NASDAQ for the periods indicated.

	High	Low

October 23, 2006 through December 31, 2006	$4.50	$1.15
Financial Quarter Ended

March 31, 2007	$7.00	$3.80
June 30, 2007	$7.60	$3.85
September 30, 2007	$0.65	$0.15
December 31, 2007	$0.52	$0.20

* The quotations do not reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Record Holders. As of March 31, 2008, we had 22 shareholders of record holding a total of 56,219,311 shares of common stock -- 40,000,000 shares free trading. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Dividends. We have not declared any dividends since inception and do not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the Board of Directors and will depend on our earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit our Company’s ability to pay dividends on its common stock other than those generally imposed by applicable state law.

Transfer Agent. The transfer agent of our common stock is Holladay Stock Transfer, 2929 N. 67th Place, Scottsdale, Arizona, 480-481-3940.

Purchases of Our Equity Securities. Neither we nor any of our affiliates purchased any equity securities from our stockholders during our fiscal quarter ended December 31, 2007.

Equity Compensation Plans. We do not have any equity compensation plans.

Changes in and Disagreements with Accountants

On January 18, 2006, we engaged the services of ACI Armando C. Ibarra, Certified Public Accountants, 317 E Street, Chula Vista CA 91910, a firm registered with the Public Company Accounting Oversight Board (“PCAOB”) as our principal independent accountant and auditor to audit our financial statements.

On August 4, 2006, the Company dismissed ACI Armando C. Ibarra Certified Public Accountants, as its independent auditors after being advised that the firm would no longer be performing public company audits, as they were in the process of withdrawing from registration with the PCAOB. The decision to change principal accounting firms was unanimously approved by written consent of our Board of Directors on August 4, 2006.

Since the appointment of ACI Armando C. Ibarra Certified Public Accountants on January 20, 2006 and all subsequent interim periods through the date of dismissal on August 4, 2006, ACI Armando C. Ibarra Certified Public Accountants’ reports on our financial statements did not contain any adverse opinion or disclaimer of opinion, nor were they modified as to audit scope or accounting principles. The audit report from ACI Armando C. Ibarra Certified Public Accountants for the fiscal year ended December 31, 2005 was modified as to the uncertainty regarding our ability to continue as a going concern because of our status as a development stage company with limited operations. The financial statements for the year ended December 31, 2005, did not include any adjustments that might have resulted from the outcome of this uncertainty.

From the date of appointment on January 20, 2006, through the date of this report, there were no disagreements with ACI Armando C. Ibarra Certified Public Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to ACI Armando C. Ibarra Certified Public Accountants ' satisfaction, would have caused ACI Armando C. Ibarra Certified Public Accountants to make reference to the subject matter in connection with its reports and/or reviews of our consolidated financial statements during our then most recent fiscal year or any interim period.

On August 4, 2006, the Company's Board of Directors unanimously approved by written consent the appointment of Chang G. Park, CPA, Ph.D, 6474 University Avenue, San Diego, California, a PCAOB registered firm, as its new certifying principal accounting firm to audit Registrant’s financial statements.

On January 24, 2007, we dismissed Chang G. Park, CPA as our principal independent accountants, and retained SF Partnership, LLP as our principal independent accountants. The decision to change accountants was recommended and approved by our Board of Directors.

Chang G. Park, CPA was our independent registered public accounting firm from August 4, 2006 until January 24, 2007. None of Chang G. Park, CPA’s reports on our financial statements during that period and until January 24, 2007, and none of the reports by the our principal independent accountants during either of the previous two fiscal years and for the period since then and until January 24, 2007, (a) contained an adverse opinion or disclaimer of opinion, or (b) was modified as to uncertainty, audit scope, or accounting principles, which would include the uncertainty regarding the ability to continue as a going concern, or (c) contained any disagreements on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of the principal independent accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events set forth in Item 304(a)(1)(iv)(B) of Regulation S-B occurred during the period in which Chang G. Park, CPA served as our principal independent accountants. The financial statements audited by Chang C. Park, CPA for the year ended December 31, 2005 were modified to contain an explanatory sentence pertaining to our ability to continue as a going concern, but such financial statements did not contain any adjustment that might result from the uncertainty stated therein.

In considering the appointment of SF Partnership, LLP (the “New Accountant”), we considered the New Accountant’s experience and expertise with Russian companies and operations since our UniverCompany subsidiary is a Russian company. At that point in time, not only had the New Accountant conducted audits on two companies located in Russia, but there were three Russian speaking Chartered Accountants in their Toronto office. As a result of our acquisition of UniverCompany, all of our assets, revenues and operations, as well as all of our accounting records, will be located in Russia. Accordingly, we selected a firm registered with the PCAOB which could audit financial statements of a company with operations in Russia with the expertise to audit such records.

Item 3.02. Recent Sales of Unregistered Securities

During the last three years, we have issued the following securities without registration under the Securities Act:

In August 2004, we completed an offering of 1,000,000 shares of our common stock to approximately 29 investors for a total purchase price of $40,000 ($0.04 per share) in accordance with Rule 504 of Regulation D under the Securities Act. The shares were registered by qualification under the securities laws of Nevada.

In December 2006, we issued and sold to Hampton Park Capital LLC 1,000,000 units of our securities, each unit consisting of one share of common stock and one share purchase warrant, for a total purchase price of $1,000,000 ($1.00 per unit), pursuant to the exemption from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The exercise price of the warrants is $2.50 per share. The proceeds of the sale were loaned to UniverCompany.

In July 2007, we received $500,000 from a European institutional investor in exchange for 142,857 units consisting of one common share and a half of a purchase warrant. Each full purchase warrant is exercisable into one common share at $7.50 each.

Item 3.02.

On August 27, 2007, the Company obligated itself to issue 15,000,000 shares of common stock, representing approximately 26.7% of the Company’s outstanding shares of common stock, to the UniverCompany Shareholder, Evgeny Belchenko, in exchange for 100% of the issued and outstanding shares of common stock of UniverCompany pursuant to the Purchase Agreement as amended on May 15, 2007. The issuance of the shares was exempt from the registration requirements of the Securities Act, in reliance upon the exemptions under Regulation S, Section 4(2) and Rule 506 thereunder.

Section 5 - Corporate Governance and Management
Item 5.01. Changes in Control of Registrant.

The disclosure set forth above under Item 3.02 (Unregistered Sales of Equity Securities) is hereby incorporated by reference into this Item 5.01. As a result of the issuance of 15,000,000 shares, representing approximately 26.7% of the Company’s outstanding common stock, Evgeny Belchenko became the principal stockholder of the Registrant.

Section 9-Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

Page Nos.

(a)	Financial Statements of business acquired.	F-1

	(1) Report of Independent Registered Accounting Firm	F-3

	(2) Balance Sheets dated as of December 31, 2007 and December 31, 2006	F-4

	(3) Statements of Income for the fiscal years ended December 31, 2007 and December 31, 2006	F-5

	(4) Statements of Changes in Members' Equity (Deficit) at December 31, 2007 and December 31, 2006 2007	F-6

	(5) Statements of Cash Flows for the fiscal years ended December 31, 2007 and December 31, 2006	F-7

	(6) Notes to the Financial Statements	F-8

(b)	All Pro Forma financial information will be filed by an amendment to this Report.

(c)	Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2008

STARGOLD MINES, INC.
(Registrant)

By:	/s/ Marcus Segal
Name: Marcus Segal
Title: Chief Executive Officer, Chief
Financial Officer, Secretary, Principal
Accounting Officer, and Director

Limited Liability Company “UniverCompany”

Financial Statements
for the year ended 31 December 2007

Contents
1. Report or Independent Registered Public Accounting Firm	3

2. FINANCIAL STATEMENTS	4
2.1. Balance Sheets	4
2.2. Statements of Income	5
2.3. Statements of Cash Flow	6
2.4 Statements of Changes in Shareholder s Equity	7

3. Notes to the Financial Statements	8

2

Report of Independent Registered Public Accounting Firm

We have audited the accompanying balance sheet of Limited Liability Company «UniverCompany» (the Company) as of December 31, 2007, related statements of income, cash flows and statements of changes in shareholders’ equity for the year 2007. These financial statements are responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. As discussed in Note 9, the Company has restated its financial statements for the year ended December 31, 2007 during the current year because of late receiving of Agreement between Quesir Group Inc and Stargold Mines dated December 29, 2007. We reported on the financial statements for December 31, 2007 before the restatement.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as basis for designing procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. LLC «UniverCompany» will require substantial additional funding, and must reach a commercial production to fully develop their business. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

UHY Yans-Audit
March 26, 2008
Moscow, Russia

3

2. FINANCIAL STATEMENTS
2.1. Balance Sheets LLC «UniverCompany»

000’USD		31 December,	31 December,
	Notes	2007	2006
Assets
Current assets
Cash and cash equivalents		69	9
Trade and other receivables, net		13	-
Prepayments		44	48
Recoverable VAT	3	4 297	4 013
Loans receivable	6	74	-
TOTAL current assets		4 497	4 070

Non-current assets
PPE & Advances for equipment	4	286	265
Raw materials for processing - mining dump containing commercial minerals	5	13 912	12 969
Investments	6	711	662
Deffered tax asset	7	512	-
TOTAL non-current assets		15 421	13 896

Total assets		19 917	17 966

Current liabilities
Short-term loans	8	24	-
Trade payables	10	407	380
Taxes payable		33	4
TOTAL current liabilities		464	384

Non-current liabilities
Other payables	9	1 420	1 000
Trade and other payables	10	19 946	16 603
TOTAL non-current liabilities		21 366	17 603

Equity
Issued capital	11		-
Retained earnings (deficit)		(20)	-
Current year profit/(loss)	12	(1 559)	(20)
Comprehensive income (loss)		(334)	(1)
TOTAL Equity		(1 913)	(21)

Total equity and liabilities		19 917	17 966

LLC «UniverCompany»
General Director	________/______________/

26.03.2008

The accompanying notes form an integral part of these financial statements

4

2.2. Income Statement LLC «UniverCompany»

000’USD	Notes	2007	2006

Revenues		-	-
Cost of revenues		-	-

Gross profit		-	-

Selling and distribution costs		(25)	-
General and administrative expenses	13	(336)	-
Other operating income	13	340	-
Profit from operations		(21)	-

Interest income		-	-
Interest expense	14	(2 051)	-
Income/(Loss) from associates
Profit before tax		(2 072)	-

Income tax benefit (expense)		512	-

Net profit (loss)		(1 559)	-
Other comprehensive losses		(334)
Comprehensive losses		(1 893)

LLC «UniverCompany»
General Director	________/______________/

26.03.2008

The accompanying notes form an integral part of these financial statements

5

2.3. Cash flows Statement LLC «UniverCompany»

	000’USD	Notes	2007	2006
A.	Cash flows from operating activities
	Cash inflows from operating activities:		52	-
	From customers		50	-
	Other income		2	-
	Cash outflows from operating activities		(175)	-
	Cash paid to suppliers		(80)	-
	Taxes paid to the government budget		(20)	-
	Salary and welfares paid to emploees		(44)	-
	Cash paid for remaining expenses including bank charges		(31)	-
	Cash paid interest expense		-	-
	Net cash inflow (outflow) from operating activies		(123)	-
B.	Cash flows from investing activities:
	Cash outflows (investments in the following):		(53)	-
	Property, plant, and equipment		-	-
	Purchase of securities including front money		-	-
	Cash loans		(53)	-
	Cash inflows from investing activities:		141	-
	Sale of property plant and equipment		-	-
	Sale of securities including front money		141	-
	Collections on loan (excluding interest)		-	-
	Net cash inflow (outflow) from investing activities		88	-
C.	Cash inflows (outflow) from financial activities:
	Cash inflows (obtainet from the following sources):		180	-
	Cash deposits by customers		-	-
	Cash from short-term debt		180	-
	Cash from long-term debt		-	-
	Issurance of company stock		-	-
	Cash outflows (cash payments related to financing):		(86)	-
	Payment on short-term debt		(86)	-
	Dividends paid (cash to owners)		-	-
	Net cash inflow (outflow) from financial activities		94	-
D.	Net cash inflow (outflow) from currency exchange rate changes		1	-
	Currency translation adjustments (net)		1	-
	Net increase (decrease) in cash during the period		60	-
	Cash at the beginning of the year		9	-
	Cash at the end of the period		69	-

LLC «UniverCompany»
General Director	________/______________/

26.03.2008

The accompanying notes form an integral part of these financial statements

6

2.4. Statement of changes in owners' equity

000’USD	Accumulated profits (losses)	Total
At December 31, 2006	(20)	(20)
Issued capital	-	-
Net profit	(1 559)	(1 559)
Comprehensive losses	(334)	(334)
At December 31, 2007	(1 913)	(1 913)

LLC «UniverCompany»
General Director	________/______________/

26.03.2008

The accompanying notes form an integral part of these financial statements

7

3. NOTES TO THE FINANCIAL STATEMENTS

1. Operations and Business

The Limited Liability Company ("LLC") UniverCompany was formed in April 21, 2003 in accordance with the Federal Law dated February 08, 1998 “On Limited Liability Companies”. The office of the Company is situated in Moscow city.

Address of the Company: RF, 73, Volokolamskoe highway, Moscow, the Russian Federation, 125424.

During the reporting period the Company was wholly owned by its General Director - Belchenko E.L.

By December 31, 2007, Stargold Mines, Inc. has concluded the Participant Share Purchase Contract with Evgeny Belchenko, the appropriate Notification about the purchase of the 100% participant share by Stargold Mines, Inc. from Evgeny has been received by the General Director of UniverCompany LLC, and the rights and obligations of the Sole Participant of UniverCompany LLC were transfered from Evgeny to Stargold Mines, Inc. on December 29, 2007 (the date from the example mentioned above), in accordance with Article 21 (Part 6) of the Russian Federal Law on LLC. The NEW Charter of UniverCompany LLC indicating Stargold Mines, Inc. as the NEW Sole Participant of UniverCompany LLC has not been registered with the appropriate Russian state authority by the end of 2007.There were no branches during the period under report.

The average number of employees in year ended December 31, 2007 was 3 (in the period ended December 31, 2006 - one employee).

The Company was engaged in the process of investing funds to the mining industry of RF. The Company has signed on agreements on purchasing 80% shares of Rudkaralon goldfield. The Company has also purchased on a trade credit terms technological tailings of rare-earth and precious metals.

2. Summary of Significant Accounting Policies

The accounting policies of the Company are in accordance with generally accepted accounting principals of the United States of America, and their basis of application is consistent with that of the previous year. Outlined below are those policies considered particularly significant.

a)	Cash and Cash Equivalents
For purposes of the statement reporting within the statement of cash flows, cash includes currency, cheques issued by others, other currency equivalents and current deposits. Cash equivalents include securities and short-term market instruments that can be easily converted into cash. Investments that mature within three months from the investment date are also included as cash equivalents.

b)	Inventories
Expenses for purchase the materials, necessary for extraction work and for administrative expenses include applicable purchase costs and operating expenses. The purchase costs of inventory acquired in exchange for long termed notes are recorded at an amount of that reasonably approximates the market value of the notes taking into account appropriate interest rate in accordance with APB No. 21 “Interest on Receivables and Payables”. Materials and supplies inventories are recorded at the lower historical cost or net realizable value.

c)	Trade Payables
Amounts of Trade Payables are determined by discounting future payments using an imputed rate of interest if appropriate rules of APB No. 21 “Interest on Receivables and Payables” are applicable.

d)	Revenue recognition

Revenue is recognized at the moment of accrual. The moment of revenue accrual is the date of transfer to the buyer of significant risks and ownership of goods. Revenue is measured at the fair value of received or expected consideration.

e)	Property, Plant and Equipment
Property, Plant and Equipment are to be stated at historical costs. Major renewals and betterments are to be capitalized and expenditures for repairs and maintenance are to be charged to expense as incurred. Depreciation is to be provided, using straight-line method. The rates of depreciation are formulated to charge operation with the cost of the equipment over their estimated useful lives.

8

f)	Construction in progress
Assets in the course of construction are to be capitalized in the construction work in progress account. On completion, the costs of construction are to be transferred to the appropriate category of tangible fixed assets.
No depreciation is charged on assets in the capital work in progress account. These assets are depreciated upon their transfer to appropriate category of tangible fixed assets.

g)	Accounts Receivable and Accounts Payable
Accounts Receivable and Accounts Payable are estimated taking into account interest on Receivables and Payables determining in compliance with APB No. 21 “Interest on Receivables and Payables” equal to the rate at which the debtor can obtain financing of a similar nature at the date of the transaction based on the prevailing market rates for the source of credit.

h)	Use of Estimates
Preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amount reported in the financial statements and related no financial statements and related notes to financial statements. These estimates are based on management’s best knowledge of current events and actions the Company may undertake in the future. Actual results may ultimately differ from estimates, although management does not believe such changes will materially affect the financial statements in any individual year.

i)	Foreign Currency Translation
The Company accounts for foreign currency translation pursuant to SFAS No. 52, “Foreign Currency Translation” (“SFAS 52”). The Company’s functional currency is the Russian Ruble. Under SFAS 52, all assets and liabilities are translated into United States dollars using the current exchange rate at the end of each fiscal period. Revenues, expenses and cash flows are translated using the average exchange rates prevailing throughout the respective periods. Translation adjustments are included in other comprehensive income (loss) for the period. Certain transactions of the Company are denominated in United States dollars. Translation gains or losses related to such transactions are recognized for each reporting period in the related statement of operations and comprehensive income (loss).

The principal exchange rates against US dollars were:

	year ended	year ended
	December 31 2007	December 31 2006

AVERAGE RUR	25,5770	27,7812

CLOSING RUR	24,5462	26,7799

j)	Environmental liabilities
Liabilities for environmental remediation are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated.

k)	Pension and post-employment benefits
The Company’s mandatory contributions to the governmental pension plan are expensed when incurred. Discretionary pensions and other post-employment benefits are not material.

l)	Income Tax
The Company’s for taxes pursuant to SFAS No. 109, “Accounting for Income Taxes”. Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

9

m)	Comprehensive Income
The Company adopted Statement of Financial Accounting Standard (“SFAS”) No. 130, “Reporting Comprehensive Income” SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements including currency translation adjustments.

n)	Financial Instruments

Fair Value

Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from the financial instruments.
Foreign Currency Risk Exchange restrictions and controls exist relating to converting Russian Rubles to other currencies. At present, the Russian Rubble is not a convertible currency outside the Russian Federation. Future movements in the exchange rates between the Russian Ruble and the US dollar will affect the carrying value of the Company’s Russian Ruble denominated monetary assets and liabilities. Such movements may also affect the Company’s ability to realize non-monetary assets represented in the US dollars in these financial statements. Any transaction of Russian Rubles amounts to US dollars should not be construed as a representation that such Russian Ruble amounts have been, could be, or will in the future be converted into US dollars at the exchange rate shown or at any other exchange rate.

Concentration of Credit Risk

SFAS No. 105 “Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk”, requires disclosure of any significant off-balance sheet risk and credit risk concentration. The Company does not have significant off-balance sheet risk.

o)	Impairment of Long-Lived Assets
The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable. For the year ended December, 2007, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

p)	Recent Accounting Pronouncement

In May 2007, the Financial Accounting Standards Board ("FASB") issued FASB Staff Position ("FSP") FIN 39-1, Amendment of FASB Interpretation No. 39, to amend paragraph 10 of FASB Interpretation ("FIN") 39, Offsetting of Amounts Related to Certain Contracts, to permit a reporting entity that is party to a master netting arrangement to offset the receivable or payable recognized upon payment or receipt of cash collateral against the fair value amounts recognized against derivative instruments that had been offset under the same master netting arrangement in accordance with paragraph 10.

FSP FIN 39-1 also amends paragraph 3 of FIN 39 to replace the terms, "conditional contracts" and "exchange contracts," with the broader term, "derivative contracts," as defined in SFAS 133, Accounting for Derivative Instruments and Hedging Activities. FSP FIN 39-1 applies to fiscal years beginning after November 15, 2007, with early application permitted. The Company expects that FSP FIN 39-1 will not have a material impact on the Company's financial statements.

In May 2007, the FASB issued FSP FIN 48-1, Definition of Settlement in FASB Interpretation No. 48, an amendment of FIN 48, Accounting for Uncertainty in Income Taxes, to clarify that a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits in accordance with paragraph 10(b) of that Interpretation if (a) the taxing authority has completed all of its required or expected examination procedures, (b) the enterprise does not intend to appeal or litigate any aspect of the tax position, and (c) it is considered remote that the taxing authority would reexamine the tax position. FSP FIN 48-1 is effective as of the same dates as FIN 48, with retrospective application required for entities that have not applied FIN 48 in a manner consistent with the provisions of the proposed FSP. The Company expects that FSP FIN 48-1 will not have a material impact on the Company's financial statements.

On December 4, 2007, the FASB issued FASB Statement No. 141 (Revised 2007), Business Combinations. Statement 141R will significantly change the accounting for business combinations. Under Statement 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions.

10

On December 4, 2007, the FASB issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51. Statement 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The SEC has issued a final rule allowing foreign private issuers to file financial statements with the Commission prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board without reconciliation to U.S. GAAP. The rule is effective March 4, 2008

The SEC has published amendments to the eligibility requirements for primary securities offerings on Forms S-3 and F-3. This release allows certain domestic and foreign private issuers to conduct primary securities offerings on Forms S-3 and F-3 regardless of public float size or rating of debt being offered, as long as they satisfy the other eligibility conditions of the respective form, have a class of common equity securities listed and registered on a national securities exchange, and the issuers do not sell more than the equivalent of one-third of their public float in primary offerings over any period of 12 calendar months. The rule is effective January 28, 2008.

The SEC has issued a final rule, Shareholder Proposals Relating to the Election of Directors. This rule codifies the SEC's long-standing interpretation of Rule 14-8(i)(8) under the Securities Exchange Act of 1934, which permits exclusion of certain shareholder proposals related to the election of directors. The revised rule clarifies that the director election exclusion applies to both shareholder proposals resulting in an immediate election contest and shareholder proposals related to election procedures that may result in a future contested election. The rule is effective January 10, 2008.

The SEC has issued a final rule, Revisions to Rules 144 and 145. The rule amends Rule 144 (and related amendments to Rule 145) to shorten the holding period for the resale of "restricted securities" if the issuer of the securities is subject to the Securities Exchange Act of 1934. Restricted securities of issuers that are not subject to the Exchange Act reporting requirements will continue to be subject to a one-year holding period. The amendments also reduce restrictions applicable to the resale of securities by non-affiliates. Rule 144 creates a safe harbor for the sale of securities under an exemption provided by Section 4(1) of the Securities Act of 1933. The rule is effective Febuary 15, 2008
The SEC has published a final definition of "significant deficiency" for use in evaluations and communications under Sections 302 and 404 of the Sarbanes-Oxley Act of 2002. The SEC defined this term as a deficiency, or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of the registrant’s financial reporting. The final definition has been discussed further in our hot topic dated July 26, 2007. The rule change is effective September 10, 2007

The SEC issued final rules on shareholder choice regarding proxy materials. The rules provide shareholders with the ability to choose the method they can receive proxy materials - via the Internet, through electronic mail (e-mail) or paper copies in the mail. Registrants and other proxy solicitors are required to post proxy materials on an Internet web site and provide shareholders with a notice of the materials availability and a method to request paper copies or via e-mail. The SEC believes the new rules will significantly lower the costs associated with proxy solicitations. The final rules are generally effective January 1, 2008.

The SEC has issued a Concept Release (CR), Possible Revisions to the Disclosure Requirements Relating to Oil and Gas Reserves. The SEC is issuing this CR to obtain information about the extent and nature of the public's interest in revising oil and gas reserves disclosure requirements. The current oil and gas reserves disclosure requirements were adopted prior to many of the significant changes that have occurred in the oil and gas industries. Comments on the CR are due February 19, 2008

The SEC has issued a Concept Release for public comment that seeks constituent views on allowing U.S. registrants to prepare financial statements in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB). In the Concept Release, the SEC acknowledges the growing number of jurisdictions mandating or allowing the use of IFRS, as well as the ongoing convergence projects between global accounting standard setting bodies, including the FASB and the IASB. Accordingly, the SEC is seeking feedback on, among other things, whether two sets of accounting standards can coexist for use by U.S. registrants and their independent auditors. Comments on the Concept Release are due November 13, 2007.

11

q)	Going on concern

These financial statements have been prepared on the basis of the assumption that the Company has neither intention nor necessity to be liquidated or wind up its activities.

r)	Management Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet as well as the amounts of revenues and expenses recognized during the reporting period. Certain significant estimates and assumptions for the Company include: estimation of cost of the mining dump containing commercial minerals; fair value measurements; classification and evaluation of notes exchanged for inventories.

3. Recoverable VAT

The Company in compliance with tax law of the Russian Federation has the right to refund of value added tax from the federal budget in amount indicated in tax return. For decreasing of tax risks the management of the Company plans refunding VAT in further periods since date of VAT charge on sale of extracted precious and rare earth metals from mining dump.

4. Office equipment & Prepayment for equipment

	31 December	31 December
	2007	2006
Advances for equipment	285	265
Office equipment	1	-

In December 2006, the company paid in advance for equipment meant for mining of Rudcaralon goldfield (see Note 6). The prepayment was made in rubles RF and equals to 265 thousand USD on December 31, 2006. On the reporting date the sum of prepayment equals to 280 thousand USD, the difference is caused with increasing in the exchange-value of the ruble to USD.

5. Raw materials for processing

In December 2006 the Company purchased mining dump containing technological tailings of commercial minerals i.e. precious and rare-earth metals. In accordance with the approved business plan and Decision of the Company’s owner, processing of the mining dump aimed at extraction and follow-up sale of ore mineral resources will start at the beginning of 2008. The total amount of purchased mining dump is 133 271 metric tons.

The evaluation of mining dump conforms to discounted value of obligations (See Summary of Significant Accounting Policies item b) “Inventories”) taking into consideration the schedule of extinction of the obligations and applicable interest rate 12% annual.

The management of the Company didn’t obtain any evidences of impairment of these assets.

Until December 31, 2008 the Company according with the terms of the contract has an option on purchasing of 121 635 metric tons of mining dump.

6. Capital investments include loans given.

In December 2006 the Company has entered stock purchase agreements with 4 (Four) individuals on acquisition of 80% share capital of LLC “Rudcaralon”.

In accordance to the terms of the agreements in order to get 80% of share capital the Company should pay to shareholders 3 325 thousand US$ in total. The title transfers to the Company after payment made in full.

By the end of 2006, the Company paid 662 thousand USD. No additional payments were made. Therefore, the Company doesn’t own share capital of LLC “Rudcaralon” on December 31, 2007.

LLC “Rudcaralon” is licensed for geological exploration and gold mining within the bounds of Caralon ore deposit. The license is valid till January 18, 2024.

12

In September 2007 the Company has signed the loan agreement with LLC “Priisk Jaima” on amount of 23 247 USD. In accordance to agreement the amount of loan must be returned till the 31st of December 2007 with the interest equals the refinance rate but payment was not done according to oral agreement between participants.

7. Deferred tax assets and liabilities

Deferred tax assets and liabilities on December 31 2007 equal to:
	31 December	31 December
	2007	2006
Raw materials for processing	2 401	-
Trade and other payables	(1 889)	-
	512	-

The Company accounts for income taxes pursuant to SFAS No. 109 “Accounting for Income Taxes”. This standard prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates. The effects of future changes are not anticipated. Corporate income tax rate applicable in the reporting period was 24 % of taxable income.
In the reporting period the Company did not have taxable income.

8. Loans received.

Short-term loans include the loans negotiated from the General Director of the Company - 18 thousand USD and from LLC “Almazinteh - consulting” to the amount of 7 thousand USD. The interest rate for the loans - 15% annual.

9. Other payables

	31 December	31 December
	2007	2006
Long-term loan from the Company Stargold Mines, Inc.	1 219	1 000
Payables to Solvay Industries	52	-
Payables to employees	1

Payables to Solvay Industries arouse from the contract 151/2 from September 04, 2007. The Company have to sale part of capital of LLC “Priisk Jaima” to Solvay Industries. The part hasn’t been purchased yet as of December 31, 2007.

Other payables include amounts transferred by Stargold Mines, Inc. aimed at acquisition of share in chartered capital of LLC “Rudcaralon” (see Note 6) and financing of operating activities of the Company.

The accompanying financial statements for the year ended 31 December 2007 are revised version of previously issued financial statements dated 21 February 2008.

The restatement was made in compliance with SFAS 154 “Accounting Changes and Error Corrections” for presenting to users of the Financial Statements more reliable information about financial position of the Company. The restatement is caused by late receiving of important document - Agreement between Quesir Group Inc and Stargold Mines dated December 29, 2007 under which Stargold Mines, Inc. acquired the rights of Quesir Group Inc. with respect to the loan of US$ 69,000, and became the creditor of UniverCompany LLC with respect to US$ 69,000 from December 29, 2007.

LLC UniverCompany has received the Agreement on the 26th of March 2008 and decided to make necessary changes. The result of that changes is transfer of the debt amount of 69 000 USD from long-term loans to the third party to other non-current payables due to Stargold Mines.

10. Trade payables

Trade payables include the Company’s long-term and short-term obligations on deferred payment purchase for purchased raw materials for processing (see Note 5). According to the terms of the purchase contract dated November 05 2006 with LLC “Mining Corporation “Zabaikalgeoprom”, the Company due to pay in the following way:

13

408 thousand USD - until 12.31.2007 (short-term liabilities);

408 thousand USD until 12.31.2008 (long-term liabilities);

27 406 thousand USD by monthly installments since 2009 until 2012(long-term liabilities).

The payment of have not been made until 12.31.2007 according to oral agreement of participants.

The amounts of payments were calculated using the exchange rate of ruble RF at the end of the reporting period. During calculation of the liability was used discounting at the rate of 12%.

The obligation is accounted at discounted value basis in compliance with APB No. 21 “Interest on Receivables and Payables”. The Company made discounting using the effective interest rate 12% taking into consideration the schedule of payments. The interest rate was determined as evaluated equal to the rate at which the Company could obtain of financing of a similar nature in compliance with paragraphs 13, 14 of with APB No. 21 “Interest on Receivables and Payables” (See Note 3 item c).

11. Authorized capital stock

The authorized, issued and paid-up capital stock of the Company is US$ 347. The value of capital stock has not been changed since the date of formation of the Company.

12. Current losses

In the reporting period, the Company did not have operating activities and did not gain any profits from operating activities. The activities of the Company were financed at the expense of funds received from Stargold Mines, Inc. The loss of the reporting period was equal to General and administrative expenses and discount charged on long-term obligations of the Company (see Notes 13, 14).

13. General and administrative expenses

General and administrative expenses in the reporting period were as follows:
	2007	2006
Salary	214	-
Taxes	26	-
Legal, consulting and other services	33	-
Others	63	-
	336	-

Other operating income and expenses arises mainly from sales and purchases of foreign currency.

14. Interest expenses

Interest expenses included:

•	recognized part of discount charged on long-term obligations of the Company in the reporting period, the rate of interest equals to 12% (see Note 10);

•	interest in compliance with short-term loan agreements (see Note 8).

15. Related parties

General Director’s fee in the reporting period amounts to 87 887 US$ (none in 2006).

During the year ended December 31, 2007 the Company received the short-term loans from the General Director in amount of 78 thousand US$. The interest rate for the loan was 15% annual.

16. Business Environment

Whilst there have been improvements in the Russian economic situation, such as an increase in gross domestic product and a reduced rate of inflation, Russia continues economic reforms and development of its legal, tax and regulatory frameworks as required by a market economy. The future stability of the Russian economy is largely dependent upon these reforms and developments and the effectiveness of economic, financial and monetary measures undertaken by the government. In addition laws and regulations, including interpretations, enforcement and judicial processes, continue to evolve in Russia. Other laws and regulations and certain other restrictions producing a significant effect on the Company's industry, including, but not limited to the following issues: rights to use subsurface resources, environmental matters, site restoration, transportation and export, corporate governance, taxation, etc.

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17. Taxation

Legislation and regulations regarding taxation in Russia continue to evolve. The various legislation and regulations are not always clearly written and their interpretation is subject to the opinions of the local, regional and national tax authorities. Instances of inconsistent opinions are not unusual.

The current regime of penalties and interest related to reported and discovered violations of Russia's laws, decrees and related regulations is severe. Interest and penalties are levied when an understatement of a tax liability is discovered. As a result, the amounts of penalties and interest can be significant in relation to the amounts of unreported taxes.

In Russia tax returns remain open and subject to inspection for a period of up to three years.

Overall, management believes that the Company has paid or accrued all taxes that are applicable. For taxes other than income tax, where uncertainty exists, the Company has accrued tax liabilities based on management's best estimate of the probable outflow of resources embodying economic benefits, which will be required to settle these liabilities. Possible liabilities which were identified by management at the balance sheet date as those that can be subject to different interpretations of the tax laws and regulations are not accrued in the interim condensed financial statements.

18. Environmental Matters

Due to the nature of its business, the Company is subject to federal legislation regulating environmental protection. The majority of environmental liabilities arise as a result of accidental oil spills and leaks that pollute land, and air pollution. The Company considers fines paid and other environmental liabilities as immaterial, given the scale of its operations.

Legislation that regulates environmental protection in the Russian Federation is evolving, and the Company evaluates its liabilities in accordance therewith. Currently it is not possible to reasonably estimate the liabilities of the Company which may be incurred should the legislation be amended.

The management believes that, based on the existing legislation, the Company is unlikely to have liabilities that need to be accrued in addition to the amounts already recognized in the interim condensed financial statements and that may have a material adverse effect on the operating results or financial position of the Company.

19. Guarantees and Indemnity

During the reporting period, the Company did not issue any guarantees and indemnities to third parties.

20. Fair Value of Financial Instruments and Risk Management

The Company, in connection with its current activities, is exposed to various financial risks, such as foreign currency risks, interest rate risks and credit risks. The Company manages these risks and monitors its exposure on a regular basis.

21. Subsequent Events

On December 27, 2007, Stargold Mines, Inc. has concluded the Participant Share Purchase Contract with Evgeny Belchenko. Stargold Mines, Inc. plans to submit the new Charter to the registering authority during the 1st quarter of 2008 after the appropriate documents related to Stargold Mines,Inc. are duly legalized and ready for the submission to the Russian registering authority.

As of date of report Stargold Mines is working on the registration of the new Charter of UniverCompany LLC in which Stargold Mines Inc will be indicated as the Sole Participant of UniverCompany LLC. Stargold Mines believes that there are good chances to receive the Extract from Unified State Register of Legal Entities with the correct information about UniverCompany LLC and to submit the documents for the registration of the new Charter of UniverCompany LLC to the registering authority by the end of February 2008.

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LLC «UniverCompany»
General Director	________/______________/

26.03.2008

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